Exhibit 5.1

[—] 2014

Evraz North America plc

20-22 Bedford Row

London WC1R 4JS

United Kingdom

Dear Sirs,

Evraz North America plc – Registration Statement on Form F-1

1.	We have acted as special English legal advisers for Evraz North America plc, a public company limited by shares incorporated under the laws of England and Wales (the “Company”), in connection with the Registration Statement on Form F-1 (File No. 333-198955, as amended through the date hereof, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of up to [—] ordinary shares, of US$0.01 nominal value per share, of the Company (the “Securities”). This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

2.	In connection with this opinion, we have examined the following documents:

(a)	a copy of the Registration Statement relating to the Securities;

(b)	an executed copy of a certificate signed by a director of the Company dated the date hereof and the documents attached thereto (the “Certificate”);

(c)	a copy of the original certificate of incorporation, certificate of incorporation on change of name and the certificate of re-registration as a public company of the Company, in the form attached to the Certificate;

(d)	a copy of the articles of association of the Company adopted on [—] 2014, in the form attached to the Certificate;

(e)	a copy of the written resolutions of the board of directors of the company dated [—] 2014, in the form attached to the Certificate;

(f)	a copy of the minutes and resolutions of the shareholders of the Company dated [—] 2014, in the form attached to the Certificate;

(g)	results of an online search in respect of the Company on the Companies House Direct Service made at [—] a.m. on [—] 2014; and

(h)	results of a telephone search in respect of the Company at the Central Registry of Winding-up Petitions made at [—] a.m. on [—] 2014,

(together, the “Documents”) and such other documents and made such searches and considered such facts as we consider appropriate for the purpose of this opinion. We express no opinion as to any agreement, instrument or document other than the Documents and then only as expressly specified in this letter.

3.	This opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law in force as at the date of this opinion. Accordingly, we express no opinion herein with regard to any other system of law. In particular, we express no opinion as to whether any relevant English law is consistent with the laws of the European Union. To the extent that the laws of any other jurisdiction may be relevant, we express no opinion as to such laws, we have made no investigation thereof, and our opinion is subject to the effect of such laws. We express no views on the accuracy or adequacy of the matters set out in such opinions. It should be understood that we have not been responsible for investigating or verifying the accuracy of any facts or the reasonableness of any statement of opinion or intention contained in or relevant to any Document.

Assumptions

4.	In considering the Documents and for the purpose of rendering this opinion we have with your consent and without any further enquiry assumed without investigation or verification:

(a)	the authenticity and completeness of all documents submitted to us, the conformity to original documents of all documents submitted to us as certified, electronic, photostatic or facsimile copies and the authenticity of the originals of such latter documents;

(b)	there is no other agreement or arrangement between any of the parties to the Documents which modifies, supersedes or is inconsistent with any of the Documents;

(c)	that each of the statements contained in the Certificate is true and correct as at the date hereof;

(d)	that, at the time of the issuance and delivery of any Securities, the Company will be duly incorporated and validly existing and will have all corporate and other power and capacity to enter into and perform all of its obligations thereunder and will have taken all requisite action to issue and deliver the Securities;

(e)	the resolutions referred to in paragraphs 2(e) and 2(f) were validly passed and remain in full force and effect without modification;

(f)	on each date of the allotment and issue of the Securities (each an “Allotment Date”), the Company has complied with all applicable laws to allot and issue the Securities and the Company will receive such amounts as are necessary to fully pay the nominal value of the Securities and any applicable share premium;

(g)	the directors as at the time of the Allotment Dates will be duly authorised pursuant to the articles of association of the Company as in force at the time of the Allotment Dates, the Companies Act 2006 and any relevant authority given by the members of the Company in a general meeting to allot and issue Securities;

(h)	that all consents, approvals, notices, filings, recordations, filing, authorisations, publications and registrations which are necessary under any applicable laws or regulations in connection with the issue and offering of the Securities have been duly made or obtained (or will be duly made or obtained prior to the issuance and offering of the Securities) within the period permitted by such laws or regulations;

(i)	that the Securities will be issued for bona fide commercial reasons and on arm’s length terms by the Company; that the Securities will not be issued or delivered as a result of misrepresentation or mistake; and that there has been no fraud nor will be any fraud inducing any party to issue or deliver any Securities;

(j)	that following the date of this letter and prior to the issue of the Securities, the Company will validly enter into an underwriting agreement on substantially the terms and conditions described at pages [138] to [142] of the Registration Statement (“Underwriting Agreement”); and

(k)	that the information revealed by our searches referred to in paragraph 2(g) and 2(h) above was accurate in all respects and has not since the time of such search or enquiry been altered.

Opinion

5.

On the basis of the assumptions set out above and subject to the qualifications set forth below and any matters not disclosed to us and having regard to such considerations of English law as we consider relevant, we are of the opinion that the Securities when sold will be duly authorised, validly issued, fully paid and non-assessable. The term “non-assessable”, which has no recognised meaning under English law, for the purposes of this opinion means that, under the Companies Act 2006 (as amended), the articles of association of the Company and any resolution taken under the articles of association of the Company approving the issuance of the Securities, no holder of such Securities is liable, solely because of such holder’s status as a holder of such Securities, for additional assessments or calls for further funds by the Company or any other person.

Qualifications

6.	The opinions set forth above are also subject to the following qualifications:

(a)	the searches and enquiries at the Companies House Direct Service and the Central Registry of Winding-up Petitions referred to in paragraphs 2(g) and 2(h) above are not conclusively capable of revealing whether or not:

(i)	a winding up petition has been received or a winding up order has been made or a resolution passed for the winding up of a company; or

(ii)	an administration order has been made; or

(iii)	a receiver, administrative receiver, administrator or liquidator has been appointed,

as notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public file of the relevant company immediately. That search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented nor would it reveal if insolvency proceedings have begun elsewhere;

(b)	we express no opinion as to taxation matters; and

(c)	we express no opinion as to whether the Registration Statement contains all the information required by applicable law and/or regulation.

7.	We hereby consent to your filing this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus that is part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully,

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